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                                                                  Exhibit 23(b)


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Rocky Shoes & Boots, Inc. on Form S-8 of our reports dated March 6, 1998 and March 11, 1997, appearing in and incorporated by reference in the Annual Report on Forms 10-K of Rocky Shoes & Boots, Inc. for the years ended December 31, 1997 and 1996, respectively.


/s/  Deloitte & Touche LLP


Columbus, OH
November 13, 1998